[logo]                                                     Terra Industries Inc.
                                                               600 Fourth Street
TERRA                                                              P.O. Box 6000
                                                       Sioux City, IA 51102-6000
                                                         www.terraindustries.com
================================================================================
                                      NEWS
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For immediate release                                    Contact: Mark Rosenbury
                                                                  (712) 279-8756
                                                  mrosenbury@terraindustries.com


           TERRA NITROGEN COMPANY, L.P. REPORTS FOURTH QUARTER RESULTS


Sioux City, Iowa (Feb. 9, 2005)--Terra Nitrogen Company, L.P. (TNCLP) (NYSE symbol: TNH) today reported net income of $12.5 million, or $.66 per limited partnership unit, on revenues of $85.1 million for the fourth quarter ended Dec. 31, 2004. This compares with net income of $17.5 million, or $.93 per limited partnership unit, on revenues of $129.3 million for the 2003 fourth quarter. Net income for the year ended Dec. 31, 2004, was $45.9 million, or $2.43 per limited partnership unit, on revenues of $419.6 million, compared to a net loss of $35.3 million, or $1.87 per unit, on revenues of $404.4 million for 2003.

TNCLP also announced on Feb. 2, 2005, a cash distribution for the quarter ended Dec. 31, 2004, of $.65 per limited partnership unit payable Feb. 28, 2005, to holders of record as of Feb. 14, 2005.

Results for the year ended Dec. 31, 2003, include a $40.7 million charge for the impairment of TNCLP's Blytheville, Ark., long-lived assets. The Blytheville facility permanently ceased production on May 27, 2004; TNCLP continues to operate the Blytheville ammonia storage and distribution assets.

TNCLP's 2004 fourth quarter results as compared to those of the 2003 fourth quarter reflect higher selling prices partially offset by lower sales volumes and higher natural gas costs. Unit selling prices for ammonia and nitrogen solutions increased by 14 and 12 percent, respectively, over fourth quarter 2003 prices. TNCLP sold no urea in the 2004 fourth quarter due to the closure of the Blytheville manufacturing facility.

TNCLP's natural gas unit costs in the 2004 fourth quarter were 8 percent higher than in the comparable 2003 period. Forward pricing contracts decreased TNCLP's fourth quarter 2004 natural gas costs by $3.6 million. As of Dec. 31, 2004, forward positions covered 29 percent of the Verdigris facility's 2004 natural gas consumption.

TNCLP's full-year 2004 results as compared to those of 2003 reflect higher selling prices, partially offset by higher natural gas costs and lower sales volumes. Ammonia, nitrogen solutions and urea selling prices for the year were 11, 19 and 9 percent higher, respectively, than those of 2003. The lower sales volumes reflect the closure of the Blytheville manufacturing plants on May 31, 2004.

TNCLP's natural gas unit costs in 2004 were 3 percent higher than in 2003. Natural gas hedging activities decreased TNCLP's 2004 natural gas costs by $8.8 million compared to spot prices.

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

Information contained in this release, other than historical information, may be considered forward-looking. Forward-looking information reflects management's current views of future events and financial performance that involve a number of risks and uncertainties. The factors that could cause actual results to differ materially include, but are not limited to, the following: changes in financial markets, general economic conditions within the agricultural industry, competitive factors and price changes (principally nitrogen fertilizer selling prices and natural gas costs), changes in product mix, changes in the seasonality of demand patterns, changes in weather conditions, changes in governmental regulations and other risks described in the "Factors That Affect Operating Performance" section of TNCLP's current annual report.

                                      # # #

Note: Terra Nitrogen Company, L.P. news announcements are also available on Terra Industries' web site, www.terraindustries.com.


                                 (Tables follow)


                          TERRA NITROGEN COMPANY, L.P.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands except per-unit amounts)
                                   (unaudited)


                                                     Three Months Ended                  Twelve Months Ended
                                                         December 31                         December 31
                                            -------------------------------        -----------------------------
                                                  2004              2003              2004               2003
                                            --------------       ----------        -----------      ------------

Product revenues                            $       85,277       $  129,006        $   419,198      $    403,599
Other income                                          (177)             323                443               800
                                            --------------       ----------        -----------      ------------

        Total revenues                              85,100          129,329            419,641           404,399
                                            --------------       ----------        -----------      ------------

Cost of goods sold                                  68,053          107,075            354,580           378,143
Depreciation and amortization                        2,358            2,358              9,378            11,566
                                            --------------       ----------        -----------      ------------

        Total cost of sales                         70,411          109,433            363,958           389,709
                                            --------------       ----------        -----------      ------------

        Total gross profit                          14,689           19,896             55,683            14,690

Operating expenses                                   2,517            2,263             10,717             9,087
Impairment of long-lived assets                         --               --                 --            40,655
Interest expenses--net                                (342)              93               (905)              216
                                            --------------       ----------        -----------      ------------

        Net income (loss)                   $       12,514       $   17,540        $    45,871      $    (35,268)
                                            ==============       ==========        ===========      ============

Earnings (loss) per limited
  partnership unit                          $         0.66       $     0.93        $      2.43      $      (1.87)
                                            ==============       ==========        ===========      ============

The amount of net income allocable to the Limited Partners' interest is based on the Partnership's net income and the proportionate share of cash distributed to the Limited Partners and the General Partner.



NITROGEN VOLUMES AND PRICES
                                                           2004                               2003
                                              ----------------------------      -------------------------------
                                                 Sales            Average           Sales            Average
QUARTER                                         Volumes         Unit Price         Volumes         Unit Price
                                              (000 tons)         ($/ton)1        (000 tons)         ($/ton)1
                                              ----------         --------        ----------         --------

Ammonia                                            64               284              132               249
Nitrogen Solutions                                518               114              633               102
Urea                                                0                 0              121               179

                                                           2004                               2003
                                              ----------------------------      -------------------------------

                                                 Sales            Average           Sales            Average
YEAR                                            Volumes         Unit Price         Volumes         Unit Price
                                              (000 tons)         ($/ton)1        (000 tons)         ($/ton)1
                                              ----------         --------        ----------         --------

Ammonia                                           338               269              336               242
Nitrogen Solutions                              2,197               115            2,280                97
Urea                                              212               181              390               166

1        After deducting outbound freight costs



                          TERRA NITROGEN COMPANY, L.P.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)



                                                                                  December 31,
                                                                     -------------------------------------
                                                                         2004                      2003
                                                                     -----------               -----------
ASSETS
       Cash and short-term investments                               $    78,192               $    39,596
       Accounts receivable                                                21,079                    36,612
       Inventories                                                        15,729                    19,364
       Other current assets                                                4,244                     6,344
                                                                     -----------               -----------

              Total current assets                                       119,244                   101,916

       Property, plant and equipment, net                                 80,425                    84,691
       Other assets                                                       14,284                     9,631
                                                                     -----------               -----------

             Total assets                                            $   213,953               $   196,238
                                                                     ===========               ===========


LIABILITIES
       Current portion of long-term debt and
          capital lease obligations                                  $        63               $        58
       Accounts payable and accrued liabilities                           18,816                     8,661
       Customer prepayments                                               52,871                    41,251
                                                                     -----------               -----------
             Total current liabilities                                    71,750                    49,970

       Long-term debt                                                      8,219                     8,275
       Other liabilities                                                      --                     5,716
                                                                     -----------               -----------

              Total liabilities                                           79,969                    63,961

       PARTNERS' EQUITY                                                  133,984                   132,277
                                                                     -----------               -----------

              Total liabilities and partners' equity                 $   213,953               $   196,238
                                                                     ===========               ===========

